POWER OF ATTORNEY

Each of the undersigned directors and officers of Exabyte Corporation hereby authorizes Carroll A. Wallace as their true and lawful attorney-in-fact and agent: (1) to sign in the name of each such person and file with the Securities and Exchange Commission Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) to such Registration Statements, for the registration under the Securities Act of 1933, as amended (“Securities Act”), of shares of Exabyte’s common stock, $.001 par value, issued or issuable under the Exabyte Corporation 2004 Stock Option Plan and under the Exabyte Corporation 2005 Stock Option Plan, and any other securities of the Company which the Company’s Board of Directors authorizes to be included in such Registration Statements; and (2) to take any and all actions necessary or required in connection with such Registration Statements and amendments to comply with the Securities Act, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Tom W. Ward Tom W. Ward	President and Chief Executive Officer, Director (Principal Executive Officer)	June 19, 2006
/s/ Juan A. Rodriguez Juan A. Rodriguez	Chairman of the Board	June 19, 2006
/s/ Carroll A. Wallace Carroll A. Wallace	Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)	June 19, 2006
/s/ Leonard W. Busse Leonard W. Busse	Director	June 19, 2006
/s/ John R. Garrett John R. Garrett	Director	June 19, 2006
/s/ A. Laurence Jones A. Laurence Jones	Director	June 19, 2006
/s/ Thomas E. Pardun Thomas E. Pardun	Director	June 19, 2006
/s/ Stephanie Smeltzer McCoy Stephanie Smeltzer McCoy	Director	June 19, 2006
/s/ G. Jackson Tankersley, Jr. G. Jackson Tankersley, Jr.	Director	June 19, 2006